EXHIBIT 23.2
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-26179) pertaining to the Hawaiian Holdings, Inc. 1996 Nonemployee Director Stock Option Plan of our report dated March 25, 2002, with respect to the financial statements and schedule of Hawaiian Airlines, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



Honolulu, Hawaii
September 6, 2002